UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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UNION BANKSHARES COMPANY
_______________________________________________
(Name of Registrant as Specified in Its Charter)

FINANCIAL ANALYTICS INVESTMENT CORPORATION

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

Preliminary Proxy Materials	Dated April 9, 2007
Subject to Revision

This letter and accompanying materials relate to the upcoming Annual Meeting of Shareholders of Union Bankshares Company, scheduled for May [  ], 2007. At the Annual Meeting, I plan to submit up to four proposals for consideration by shareholders, and plan to nominate two candidates for election as directors. I am funding the cost of this solicitation through my company because I feel strongly that Union Bankshares and Union Trust Company would benefit from changes in corporate governance and because I have lost faith in Management's desire to make the necessary changes.

Definitive copies of these materials (including an attached form of proxy) are being mailed to selected UNBH shareholders beginning around April [ ], 2007.

AN OPEN LETTER TO UNION BANKSHARES COMPANY SHAREHOLDERS
"A Time for Change"

April 9, 2007

Dear Fellow Shareholder:

      Like many of you, I am very concerned about Union Bankshares Company (the Company or UNBH). During the past 24 months the price of our stock (trading symbol UNBH.OB) has steadily declined. During that same 24-month period, the stock market in general has moved higher and many local, community bank stocks in Maine have moved sharply higher:

Union Bankshares	( - 29%)
Russell 2000 Index	+ 32%
Dow Jones Industrials	+ 20%
Nasdaq Bank Index	+ 11%
---
Bar Harbor Bankshares	+ 26%
Camden National	+ 34%
First National Lincoln	( - 2%)
(The First, N.A.)
Merrill Merchants Bankshares	+ 41%

Chart Source: BigCharts.com Percent Source: Yahoo!Finance (adjusted for dividends and splits) as of 4/05/07

The period from April 6, 2005 (when UNBH stock traded for $79.00 a share) to January 18, 2007 (when it traded as low as $48.75) witnessed a 38% drop in price - a decline of $30.25 per share, which represented more than a $32,000,000 reduction in total market value.

      I have been an investor long enough to know that many things can affect the price of a stock, and that short-term fluctuations come with the territory. But when I see a multi-year decline like this - one that is counter to the market and counter to competitor banks - I have to ask myself an obvious question: Why? In this case, unfortunately, I think the decline in the stock price reflects substandard performance by our Bank and its senior management. Consider the following facts:


1.

Comparing 2006 results (recently announced) with 2001, the net income of Union Trust Company (our Bank) has increased by less than 10%. During that same period, the four competitor banks listed above have performed far, far better: Bar Harbor Bank & Trust has increased by more than 56%; Camden National Bank has increased by more than 64%; The First N.A. has increased by more than 125%; and Merrill Merchants Bank has increased by more than 105%.

2.

One key measure of performance is a bank's "efficiency ratio" - defined as total operating expenses divided by total revenues less interest expense. Here a lower ratio means better performance. For 2006, our Bank's efficiency ratio was 73.30% and Camden National's was 46.67%. In other words, we spent 26.63 cents more for each dollar of revenue received. This is a 57% competitive disadvantage which Camden National could use to motivate our best customers to abandon us and do business with them, by paying more for new deposits or by charging less on new loans.

3.

The competitive disadvantage is not just limited to Camden National. When we compare our Bank against all the banks listed above, we find that our Bank ranked dead last in efficiency in five out of the past six years. (In 2004, Bar Harbor Bank & Trust edged us out for last place)[1]

4.

What does our CEO, Peter Blyberg, have to say about this? In a November 2004 published interview, he stated that our Bank's goal was an efficiency ratio in "the 50s." The actual performance has been far worse than that. During the past 11 years (corresponding to Mr. Blyberg's tenure as CEO), our Bank's average efficiency ratio has been 68.29%. To put it another way, cutting the ratio to 60% over these past 11 years could have saved $16,000,000 in overhead expenses, which even after taxes would translate to more than $11,000,000 of additional net income.

What steps has our Board of Directors taken to try to reverse these long-term underperformance issues? Consider this:

a.

CEO Salary and Bonus. Mr. Blyberg's salary and bonus was $200,720 in 2005 (the most recent period reported to date), which is 18.7% higher than it was in 2001. Recall that our Bank's net income in 2006 was only 10% higher than in 2001.

b.	Compensation Committee Report. Here is what the Compensation Committee of the UNBH Board of Directors said in April 2006 about Mr. Blyberg's 2005 compensation:

"During 2005, Mr. Blyberg's base salary was set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with Mr. Blyberg's customary respective duties and responsibilities, and to enable him to maintain appropriate standards of living within his community. The bonus was based primarily on the achievement of established goals. Long-term incentives were designed to provide for the long-term financial needs of the Company's executive officers. The Committee established the 2005 compensation of [Mr. Blyberg] after considering the performance of the Company in relationship to that of other similarly situated banks in Maine." (Emphasis added.)

c.

CEO Retirement Benefits. If he retires after turning 65, Mr. Blyberg (who is now 63 years old) would be entitled to (i) defined benefit pension plan retirement compensation, for life, of approximately $60,000 per year

[1]

See Appendix B for these and other measures of financial performance for our Bank and the other local competitors. For maximum comparability, these figures are drawn from reports filed with the Federal Deposit Insurance Corporation and reflected on its website.


minus 50% of his social security benefit plus (ii) deferred compensation benefits, for 15 years (to him or his heirs), equal to at least $70,000 per year (computed on the basis of the highest three years of salary during that last five years prior to retirement, and assuming no increase or decrease from his 2005 salary level).

d.

CEO Golden Parachute. According to the latest proxy statement, if the Company were to undergo a change in control prior to his retirement, Mr. Blyberg will also be entitled to receive a one-time payment equal to roughly three times his average total compensation during the five years preceding the change in control (or, if less, three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, minus one dollar). To qualify for this payment, he need only quit his employment voluntarily (or be fired) within three years after the change in control. In its proxy statement the Company does not define what kind of change in control triggers this benefit. (And the Company's online filings with the Securities and Exchange Commission do not include this "salary continuation agreement" with the CEO.)

As a general matter, I have no problem with a CEO receiving a substantial salary. The position of CEO carries many responsibilities. I do, though, have a problem with the fact that Mr. Blyberg's compensation has continued to march steadily upwards while our Bank's competitive posture and its stock price have not. Applying the Compensation Committee's own standard, the result does not appear to be consistent with "the performance of the Company in relationship to that of other similarly situated banks in Maine."

e.

Payouts to Shareholders. As with CEO compensation, the amount of money that the Company has lately been spending on dividends and stock buybacks seems to bear no relationship to performance. Although the Company's 2006 net income was down 20% from 2005 and down 21% from 2004, the Board has recently boosted the dividend rate yet again - to a level 43% higher than in early 2004. During the three-year period from January 1, 2004 through December 31, 2006, the Company also purchased $6,164,000 of its own stock in privately negotiated transactions.[2] Where does all this cash come from if not from higher earnings? The Company in February 2006 borrowed $8,248,000 by issuing 30-year debt securities at a floating interest rate that is subject to change every three months. The stated purpose of this borrowing was "as support for asset growth." Through December 31, 2006, however, the Company had contributed only 35% of the proceeds to the Bank.

What can be done to begin to address this state of affairs? Through two family corporations that are long-time shareholders of UNBH, I have been pursuing the following proposals:

      First, I believe that Mr. Blyberg himself deserves to be held to task for not taking more vigorous steps to reverse this deteriorating situation. For the upcoming Annual Meeting of Shareholders, we have asked the Company to put on its agenda a proposal to remove Mr. Blyberg as a director, for cause. Win, lose, or draw, this proposal will provide feedback on the level of confidence and support that Mr. Blyberg has among UNBH shareholders.

[2]	As of January 18, 2007, these 103,279 repurchased shares were worth $1,129,000 less than what the Company actually paid for them.


      Second, I am disappointed that the Board has not held Mr. Blyberg to higher standards. I believe that this is due in part to the way in which Management influences the selection of candidates for Board positions. Accordingly, at the upcoming Annual Meeting the shareholders will have an opportunity to elect two candidates who have not been nominated by Management - namely, myself and Andrew Pease.

      Third, I believe that too few Board members and Company executives hold meaningful stakes in UNBH stock. I believe if they owned more stock, their economic interests would be more closely aligned with those of the outside shareholders. We therefore have asked the Company to put on the agenda a Bylaw amendment proposal that, over time, would require directors and executive officers to meet increased stock ownership standards.

      Fourth, I believe that selection of the next CEO is the single most important decision facing the Board. As noted, Mr. Blyberg is 63; his full retirement benefits vest in less than 17 months. We therefore have asked the Company to put on the agenda a proposal urging the Board to mail all shareholders a written report by September 30, 2007 if the Company has not already announced a plan of succession by mid-August 2007.

      Fifth, I believe that the Company's procedures for electing directors should change, in order to give shareholders a better means to express disapproval of Management-endorsed candidates. Last December we submitted a shareholder proposal supporting election of directors by majority vote, not by a mere plurality. I was pleased to learn recently that the Board plans to recommend such a proposal at the Annual Meeting.

      Information on these proposals is set forth on Appendix A. I hope you will carefully consider my letter and the enclosed information, and then act to protect your investment in UNBH stock by voting in favor of the actions I have described. For those of you who live within driving distance of Ellsworth, Maine, I urge you to attend in person this year's Annual Meeting of Shareholders. I think this promises to be a very interesting meeting.

Sincerely,

FINANCIAL ANALYTICS INVESTMENT
CORPORATION

By:	/s/ Michael V. Jennings

Michael V. Jennings, President

VOTING BY PROXY: The Company will be mailing out a form of Proxy by which shareholders can vote at the Annual Meeting. We have not yet seen the Company's form of Proxy and do not yet know whether Management will choose to include all the shareholder proposals described here, nor do we know whether the Company's form of Proxy will include Mr. Pease and me as director nominees. In any case, I plan to provide an Alternate Form of Proxy that shareholders can use to vote at the Annual Meeting.

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APPENDIX A

PROXY STATEMENT

This Appendix A sets forth information concerning proposals referred to in the foregoing Open Letter to Union Bankshares Company Shareholders.

THE COMPANY: Union Bankshares Company, a Maine corporation, has its principal offices at 66 Main Street, Ellsworth, Maine 04605.

THE MEETING: According to the Company's preliminary proxy statement, the 2007 Annual Meeting of Shareholders is scheduled to occur on May [  ], 2007 at [  ] a.m. at [  ]. According to the Company's preliminary proxy statement, the record date for this Meeting is March [  ], 2007. The Company's preliminary proxy statement reports that there were [1,064,540] shares of UNBH common stock outstanding on the record date. Only those who held stock at the close of business on the record date will be entitled to vote at the Meeting.

THIS SOLICITATION: This proxy statement and the enclosed proxy card are being furnished, or otherwise made available, to UNBH shareholders by Financial Analytics Investment Corporation (FAIC). FAIC is a private investment company for the family of Michael V. Jennings (President) and his wife, Chantal P. Jennings (Vice President). FAIC has been a UNBH shareholder for nearly 8 years and currently owns 18,600 shares of UNBH stock. Lutece Corporation (Lutece) is FAIC's parent company, has owned UNBH stock for nearly 22 years, and currently owns 1,676 shares of UNBH stock.

FAIC does not intend to pay anyone to solicit proxies, but will instead rely on volunteers (including Mr. Jennings, Mrs. Jennings, and Mr. Pease) to contact selected shareholders, by mail, by telephone, in person, or otherwise as permitted by Securities and Exchange Commission (SEC) rules.

Proposals other than Board Nominations

The following is a description of matters that FAIC and Lutece currently plan to submit at the 2007 Annual Meeting. Management of the Company generally determines the order in which matters are presented at the Meeting, and the order will likely differ from that shown here.

In April 2005, the Board amended the Company's Bylaws so as to regulate whether and how shareholders will be permitted to make proposals for consideration at an Annual Meeting. By letters dated December 15, 2006, FAIC and Lutece put the Board on proper notice of their intention to make these proposals.

Shareholder Proposal #1: Removal of Mr. Blyberg as a Director

Peter A. Blyberg, age 63, has been President and Chief Executive Officer of the Company and the Bank for the past 11 years. Throughout such period he also has been a director of the Company and the Bank. His current term as a Company director does not expire until next year. Under Mr. Blyberg's tenure the Bank has significantly underperformed its local competitors. Year in and year out, the Bank has one of the worst efficiency ratios of the publicly reporting banks in Maine. Mr. Blyberg's salary and bonus compensation over the past five years has increased significantly, far outstripping percentage changes in the Bank's net income. Increases in his retirement benefits also have also far outstripped these changes in net income, despite a 2005 decision by the Board to freeze all benefit accruals under the Company's defined benefit plan. In the opinion of Mr. Jennings, Mr. Blyberg has managed to use his position within the Company to dominate the Board's decision making process and insulate himself from effective oversight and control by the other directors, notwithstanding his otherwise poor performance as CEO.


Under an amendment to the Articles of Incorporation which the Board proposed (and the shareholders adopted) in 2005, it is exceedingly difficult to remove a director from office:[3]

Any or all of the Directors may be removed at any time, but only for cause, and any such removal shall require the vote, in addition to any vote required by law, of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote generally in the election of Directors at a meeting of shareholders expressly called for that purpose. For purposes of this Article, conduct worthy of removal for "cause" shall mean (a) conduct as a Director of the Company or any subsidiary of the Company, which conduct involves willful material misconduct, breach of fiduciary duty involving personal pecuniary gain or gross negligence in the performance of duties or, (b) conduct, whether or not as a Director of the Company or a subsidiary of the Company, which conduct involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law. (Emphasis added)

In the opinion of Mr. Jennings and perhaps others, the record cited in the accompanying Open Letter to Union Bankshares Company Shareholders can be construed to constitute evidence of conduct by Mr. Blyberg "worthy of removal for cause" for purposes of that amendment. If asked at the Annual Meeting, Mr. Jennings will be prepared to discuss in further detail the basis for his opinion.

Candidly, Mr. Jennings is doubtful whether a favorable two-thirds vote of shareholders can be achieved on this question. When the removal amendment was submitted to shareholders in 2005, only 87% of the outstanding shares were actually voted for or against that proposal. Because the two-thirds standard here is measured against the total shares outstanding rather than the total shares voted, if a similar percentage votes on the removal question this year, approval would require the affirmative vote of more than 76% of all the votes cast on the matter.

Nevertheless, Mr. Jennings is prepared to endorse and pursue this proposal and seek a vote by shareholders on the question of whether Mr. Blyberg should be removed as a director, for cause. On behalf of Lutece, Mr. Jennings plans to offer a proposed resolution at the Annual Meeting to the following effect:

RESOLVED:	To remove Peter A. Blyberg as a Director, for cause.

Appendix C contains correspondence to the Board of Directors, giving notice of this removal proposal. FAIC urges shareholders to vote "FOR" this proposal.

Shareholder Proposal #2: Director and Officer Stock Ownership and Compensation

The Company reports that its directors and executive officers (a group of 23 persons, not including spouses) beneficially owns just [4.9%] of the Company's outstanding common stock. Of this amount, more than one-

[3]	In the Company's 2005 proxy statement, the stated rationale for this provision was to help protect the Company against unwanted takeovers:

The proposed amendment will increase the antitakeover protections available to the Company. One method for a takeover bidder to take control of a company is to acquire a majority of the outstanding shares of the company through a tender offer or open market purchases and then using its voting power to remove the existing directors. Requiring "cause" in order to remove a director would defeat such a takeover strategy. The Board of Directors believes that it is desirable to adopt this proposal so that a director's continued service will be conditioned on his or her ability to serve rather than his or her position relative to a dominant shareholder.

There was no mention of the effect of the amendment on UNBH shareholders' ability to remove directors for gross underperformance.


half are owned by just one director (Stephen C. Shea, 2.46%). In fact, 7 directors (constituting a majority of the 12 Board members) collectively own less than 4/10ths of 1% of the total shares outstanding.

The following figures for the Chairman of the Board, the CEO, and the other executive officers show that these key persons have a relatively tiny stake in the performance of UNBH stock:[4]

		Years with Company
	Position with	or Bank / 2005	Number/Value of	Percent of
	the Company	Compensation	Shares Held	Outstndg

Sandra H. Collier	Chairman of the Board	15 yrs / $25,000	541 sh / $28,403	0.00049%
Peter A. Blyberg	President and CEO	14 yrs / $212,839	1,431 sh / $75,128	0.00130%
John P. Lynch	Executive Vice President	25 yrs / $123,775	2,002 sh / $105,105	0.00182%
Timothy R. Maynard	Chief Financial Officer	4 yrs / $113,759	10 sh / $525	0.00001%
Rebecca J. Sargent	Senior Vice President	11 yrs / $117,587	534 sh / 28,036	0.00049%
Kent D. Winters	Senior Vice President	3 yrs / $118,350	0 sh / $0	0%

It is interesting to note that the Company for many years has, in its Bylaws, required directors to meet minimum stock ownership standards. It also appears that the Bank since at least 1984 has maintained an employee stock purchase plan. Judging by the stock ownership reported for key officers and directors, however, it has not been the Company's policy to encourage Management or the Board as a whole to maintain significant ownership levels of stock. It might also be argued that the stock price performance in recent years has not been such that Management, by and large, has found this an especially attractive investment.

Mr. Jennings believes that if directors and executive officers held more meaningful ownership positions in UNBH stock, their interests would be better aligned with those of the UNBH shareholders generally. For example, Mr. Blyberg's holdings have a current value of approximately $80,000. This represents a risk exposure equal to about 4-1/2 months' worth of his 2005 compensation. A 10% appreciation in the stock price this year would increase his holdings by less than $8,000, which is less 4% of his 2005 compensation. Moreover, it appears that none of his compensation is tied to changes in the shareholder value, except that his year-end bonus presumably bears some relation to some (undisclosed) measure of financial performance by the Bank.

As noted above, the Bylaws already impose minimum stock ownership standards (inadequate, in Mr. Jennings' view) for directors. Mr. Jennings has raised this subject in prior years, but the Board apparently does not feel that this warrants any action. As a result, Mr. Jennings believes it is appropriate for like-minded shareholders to vote to amend the Bylaws in this regard. On behalf of FAIC, he plans to submit a proposal at the Annual Meeting that would amend the Bylaws to (i) change the existing minimum director stock ownership standards to a stated percentage of yearly director compensation received, (ii) require that a stated portion of director compensation approved by the Board is to be paid in the form of stock that carries restrictions against resale while serving as a director, and (iii) impose officer qualification standards that reflect minimum stock ownership standards (again at levels tied to annual compensation received, but phased in over a period of years) for specified officers, namely the Chairman of the Board, the President, and each Vice President of the Company. Specifically, Mr. Jennings plans to offer a proposed resolution to the following effect:

[4]

Information as reported in the Company's 2006 Proxy Statement, but applying the $52.50 closing price of UNBH stock at April 5, 2007. The 2005 compensation figures are the latest available as of the date hereof.

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RESOLVED:	To amend the Amended and Restated Bylaws of the Company as follows ( changes in italics ) :

(i) revising the fourth sentence of Bylaw Article V, Section 2, to read as follows:

"No person whose current term as director begins on or after May 17, 2007 shall be eligible to serve or remain as a director unless he or she is the actual and beneficial owner of capital stock of the Company having a current market value of at least two times his or her highest director's compensation received for any calendar year ("Qualifying Shares")."

(ii) adding the following sentence at the end of Bylaw Article V, Section 4:

"Sixty percent ( 60% ) of all Director compensation, including all annual compensation of the Chairman of the Board, shall be paid in the form of restricted capital stock of the Company that cannot be sold while a Director."

and (iii) adding the following as Bylaw Article VIII, Section 14:

"Officer Stock Ownership. The Chairman of the Board, President and each Vice President, within ten years of assuming such offices, must be the actual and beneficial owner of capital stock of the Company having a current market value of at least five, three and two times, respectively, his or her highest annual cash compensation received for any calendar year. One half of this requirement must be satisfied by the end of his or her fifth year in office."

Appendix C contains correspondence to the Board of Directors, giving notice of this Bylaw amendment proposal. FAIC urges shareholders to vote "FOR" this proposal.

Shareholder Proposal #3: Report on Management Succession

As noted above, Mr. Blyberg has been President and CEO of the Company and the Bank since 1996 and is less than two years away from full vesting of his retirement compensation. For some time now, Mr. Jennings has been of the view that one of the most important responsibilities of this CEO and this Board is to create and implement a well-considered and well-executed plan for succession of the Bank's CEO position. Mr. Jennings is concerned that the CEO has given insufficient attention to this question and that the Board has not been willing to assert leadership in this regard.

On behalf of Lutece, Mr. Jennings plans to offer a proposed resolution at the Annual Meeting to the following effect:

RESOLVED:

In the event that the Company by August 15, 2007 has not otherwise publicly announced a plan of succession for the position of President and Chief Executive Officer of Union Trust Company, by naming an anticipated or potential successor, then the shareholders hereby urge the Board of Directors by September 30, 2007 to mail to each shareholder of record a written report signed by all Directors summarizing the actions taken by the Board prior to such date to develop such a plan and to locate such a successor.

Appendix C contains correspondence to the Board of Directors, giving notice of this management succession proposal. FAIC urges shareholders to vote "FOR" this proposal.

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Shareholder Proposal #4: Majority Election of Directors

For the reasons set forth in correspondence to the Board (included in Appendix C), Lutece gave notice of an intention to submit a proposal calling for majority election of directors. Under Maine law, directors traditionally have been elected by a plurality of votes cast. Maine law does, however, allow a corporation to implement other procedures for determining elections. In recent years, many experts in corporate governance have urged that public corporations consider adopting so-called majority election provisions.

Under Maine law, amendments of the Articles of Incorporation generally require approval first from the Board and then from the shareholders. As a result, the shareholders acting alone would not have the power to adopt a majority election provision in the Company's Articles. Lutece Corporation's majority election proposal therefore asked the Board to consider and present to the shareholders an appropriate majority election amendment to the Articles of Incorporation.

In a letter dated March 15, 2007 (included in Appendix C), Company counsel contacted Lutece and notified it that the Board had decided to propose an Articles amendment for the 2007 Annual Meeting. Lutece responded that it believed the Board's proposal was ambiguous in certain respects. In a letter dated April 5, 2007, Company counsel assured Lutece that the Company would follow procedures that unambiguously allow a shareholder to record a vote against one or more director nominees in an uncontested election. In reliance on the Board's proposal and counsel's clarification, Lutece has informed the Board that the Company need not separately include Lutece's proposal in its proxy statement or form of proxy.

Board Nominations

In addition to the foregoing shareholder proposals, FAIC plans to place in nomination at the Annual Meeting the following two candidates for election as directors:

Name / Age	Michael V. Jennings (age 62)	Andrew J. Pease, Jr. (age 69)

Name of Principal Business / Address	Financial Analytics Investment Corporation	Retired

Business Experience

Since 1984, Mr. Jennings has been the President and Chief Executive Officer of Financial Analytics Corporation and its subsidiary companies. This company's specialty through the early 1990's was the development of software and services to cost effectively manage the lease financing needs of its Fortune 100 clients. Beginning in 1992, the company's activities have been concentrated on the management of a highly focused investment portfolio of common stocks. Previous to 1984, Mr. Jennings was the President and Chief Executive Officer of St. Joseph Lease Capital Corporation, a 51% owned subsidiary of the publicly-owned holding company of the St. Joseph Bank & Trust Company, a $450,000,000 commercial bank located in South Bend, Indiana. Early in his professional career, Mr. Jennings designed and installed software to automate the general ledger of a 55 branch commercial

From 1967 until his retirement in 2003, Mr. Pease was employed by Webber Energy Fuels in Bangor, Maine where he served as Senior Vice President and Chief Financial Officer. Webber is one of the largest wholesale and retail heating oil companies in Maine, and owns a number of gasoline/convenience stores and other businesses.

Mr. Pease also has prior bank experience: he was employed by Merrill Trust Company (1960-1967), where he served as a Branch Manager; he served as President of Financial Acceptance Corporation, a bank-chartered consumer lending subsidiary of Webber (1969-1986); he was a Trustee of the Brewer Savings Bank (1980-1983); and he was a Director of The One Bancorp (1984-1991), where he served as a member of the Audit Committee and the Executive


bank in Baltimore, Maryland. Mr. Jennings and his companies have been investing in community banks for more than 25 years.

Mr. Jennings is a graduate of the Harvard Business School where currently he serves on the Board of Dean's Advisors and is the Chairman of the School's Cornerstone Society. He also serves as the Chairman of the Board of the Harvard Business School Club of Washington, is a member of the President's Council of The Colonial Williamsburg Foundation, and has been a Trustee of the Maine Maritime Foundation since 1996.

Committee.

Mr. Pease is a non-lawyer Member of the Maine Board of Overseers of the Bar, where he has served since 1995. He also served as a Director of the New England Fuel Institute in Boston for 25 years and as a Director and Past Chairman of the Industrial Telecom-munication Association in Washington D.C. from 1975 to 2003.

Residence	Mike and his wife Chantal reside in Alexandria, Virginia and Winthrop, Maine.	Andy and his wife Janet reside in Brooklin, Maine and Palm Coast, Florida.

Prior Positions with the Company / Bank	None	None

Beneficial Ownership of UNBH Common	20,276 shares[5]	100 shares
Stock / Percentage of Total Outstanding	(1.9057% of outstanding)[6]	(0.0094% of outstanding)

Mr. Jennings and Mr. Pease would each qualify as an "independent director" under NASDAQ Stock Market listing standards. Mr. Jennings and Mr. Pease would each also qualify as an "audit committee financial expert" within the meaning of regulations adopted by the SEC under the Sarbanes-Oxley Act. According to the Company's latest proxy statement, none of the current Company directors meets the qualifications of an audit committee financial expert.

Mr. Jennings and Mr. Pease have consented to be named in this proxy statement, and have indicated their willingness to serve as directors of the Company if elected by the shareholders at the Annual Meeting. If elected, Mr. Pease intends to purchase additional shares of UNBH stock to increase his holdings.

It presently is unclear whether the candidacies of Mr. Jennings and Mr. Pease will be contested by Management:

(1) Bylaw amendments adopted by the Board in April 2005 regulate whether and how a shareholder may make nominations of director candidates. Under those amendments, the shareholder must give the Board advance notice of a nomination at least 90 or 60 days in advance of the date of the Annual Meeting. The Company typically does not announce the date of the Annual Meeting until about 30 days before the Meeting. Thus, by default, the shareholder must assume that he or she needs to give notice by a date that is 90 days prior to the anniversary date of the prior year's Annual Meeting.

By letter dated March 13, 2007, the Company's Clerk (Sally J. Hutchins) informed Mr. Jennings that, in the opinion of the Corporate Governance Committee of the Board of Directors, the letter by which Mr. Jennings gave notice of FAIC's intended nominations was one business day past the deadline. She wrote: "As the

[5]	Held indirectly, through FAIC (18,600 shares) and Lutece (1,676 shares).
[6]	Based on outstanding shares per the Form 10-K report filed by UNBH on March 30, 2007.


attempted nomination did not satisfy this provision of the Company's Bylaws, the Corporate Governance Committee will not present your name or that of Mr. Andrew J. Pease as nominees for consideration to the Board of Directors and the Board of Directors will not consider you or Mr. Pease as nominees for election to the Board of Directors."

Saturday, February 17, 2007 is the date that falls 90 days before the anniversary of the prior year's Annual Meeting. FAIC's letter of nomination (dated February 14, 2007) was sent by Express Mail and postmarked on Thursday, February 15. According to Post Office records (and as also shown on a receipt attached to the envelope opened by the Company), the letter was delivered to the Company's post office box in Ellsworth, Maine at 6:02 a.m. on Saturday, February 17. The following Monday was Presidents' Day, and Ms. Hutchins may not have actually opened the letter until Tuesday, February 20. FAIC believes that the notice was timely delivered, either because it was deemed delivered when postmarked (February 15), was actually received by the Company in its mailbox on February 17, or was actually opened on the very first business day following a weekend delivery deadline. A copy of FAIC's letter is included in Appendix C.

(2) Additionally, it is unclear whether the Company is running any candidates in opposition to Mr. Jennings and Mr. Pease. At the time the nomination notice was sent out, the Board had only 12 members but the Company's Bylaws reportedly set the maximum size of the Board at 15 members. On March 28, 2007 the Company filed a "Current" Report on Form 8-K, disclosing that the Bylaws had been amended in October 2005 and again in April 2006 to shrink the size of the Board, to a maximum of 12 directors. SEC rules clearly require the Company to file a Form 8-K within four business days after the Board adopts any amendment to the Bylaws. If the maximum Board size is considered to be 15 members, then Mr. Jennings and Mr. Pease are running without opposition. If the maximum Board size is considered to be 12 members, then Mr. Jennings and Mr. Pease cannot be elected unless they displace two existing Board members who are running for re-election. A copy of FAIC's correspondence to the SEC regarding the implications of this reporting violation is included in Appendix C.

Vote Required

As discussed above, approval of Shareholder Proposal #1 (Removal of Mr. Blyberg as a Director) would require the affirmative vote of at least two-thirds of the shares of UNBH common stock that are outstanding and entitled to vote as of the record date for the 2007 Annual Meeting. Abstentions and broker non-votes on this matter would have the same effect as a vote against this particular proposal.

Shareholder Proposal #2 (Director and Officer Stock Ownership and Compensation) calls for an amendment to the Company's Bylaws. As such, approval of this proposal would require the affirmative vote of a majority of the shares that are outstanding and entitled to vote as of the record date. Abstentions and broker non-votes on this matter would have the same effect as a vote against this particular proposal.

Shareholder Proposal #3 (Report on Management Succession) could be approved at the Annual Meeting by simple majority vote, i.e. by having more shares voted in favor of the proposal than shares voted against the proposal. Abstentions and broker non-votes on this matter would have no effect on approval.

At the 2007 Annual Meeting, directors will be elected by a plurality of votes cast. If the number of nominations presented to the meeting exceeds the number of open positions on the Board, the nominees receiving the greatest number of affirmative votes will be deemed elected to the available positions. If the number of nominations presented to the meeting does not exceed the number of open positions on the Board, then under the current plurality voting procedure any nominees that receive even one vote will be deemed elected as directors.


Other Information

VOTING THE ENCLOSED ALTERNATE FORM OF PROXY: The Company [will be mailing out] a form of proxy to shareholders.

Appendix D contains an Alternate Form of Proxy that shareholders can use to vote at the Annual Meeting. If you wish to support some or all of the shareholder proposals described here, please SIGN and DATE the Alternate Form of Proxy, MARK this proxy to show how you want your shares voted, and MAIL or FAX this proxy to the ADDRESS noted on the proxy.

The enclosed Alternate Form of Proxy authorizes Mr. Jennings and Mr. Pease to vote on your behalf at the Annual Meeting. To the extent that you have marked this proxy to give instructions on voting, they will vote your proxy as marked. Otherwise, this proxy gives Mr. Jennings and Mr. Pease discretionary authority to vote your shares on matters presented to the Annual Meeting. Mr. Jennings and Mr. Pease would plan to exercise this discretionary authority as follows: (1) On the election of directors[7], they would vote in favor of Mr. Pease and Mr. Jennings only, and would not cast a vote for or against any other candidate; (2) on Shareholder Proposals #1, #2, and #3 described in this proxy statement, they would vote in favor of each of these proposals; (3) assuming the Board proposes an Articles of Incorporation amendment to provide for majority election of directors, and if the form of amendment has not been changed from that contained in the letter from Company counsel dated March 15, 2007 (see Appendix C), then they would vote in favor of that amendment; and (4) if, as in prior years, the Company proposes a vote to ratify the selection of Berry Dunn McNeil & Parker as the independent registered public accountants of the Company, they would vote in favor of that proposal. FAIC has no knowledge of any other proposals that Management (or others) may submit at the Annual Meeting; if there are other proposals, then Mr. Jennings and Mr. Pease would vote on those matters in their discretion, as they consider to be in the best interests of the Company and the Bank.

If you submit a form of proxy to the Company or to FAIC, you may revoke your proxy at any time (i) by submitting another proxy that bears a later date, (ii) by giving written notice of revocation to the Clerk (Sally J. Hutchins, Union Bankshares Company, 66 Main Street, Ellsworth, ME 04605) before the Annual Meeting, or (iii) by attending the Annual Meeting in person and voting your shares at the Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE STRONGLY RECOMMEND THAT YOU SEND IN A PROXY BEFORE THE MEETING.

INTERESTS OF PARTICIPANTS: Mr. Jennings and Mr. Pease are both "participants" in this proxy solicitation (as defined by SEC rules). Information about their identity, prior business experience, and holdings of UNBH shares is provided above under "Board Nominations." Either may be reached c/o FAIC, P.O. Box 586, Portland, ME 04112. FAIC is also a "participant" in this solicitation. Its address is the same as for Mr. Jennings and its holdings of UNBH shares are as stated above. None of these participants has engaged in any recent purchase or sale of UNBH stock during the past two years. None has any personal interest in the matters discussed in this Proxy Statement, except their interests as shareholders of the Company and their interests as customers of the Bank. None has any arrangement or understanding with the Company or any other person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. None has previously been employed by the Company or its subsidiaries or has done business with them except as customers of the Bank.

[7]

The Company has not yet announced whom the Board has nominated for election, or the total number of director positions that will be open for election at the Annual Meeting. The enclosed Alternate Form of Proxy assumes that all three current directors whose term expires in 2007 will be nominated by the Board for re-election, and assumes that each will consent to serve as a director if elected.


EXPENSE OF SOLICITATION: FAIC is bearing the entire cost of this solicitation, and does not plan to seek reimbursement of its costs from the Company. To date, FAIC has spent approximately $____ of its own funds (principally in the form of legal fees) in planning these proposals for the Annual Meeting, in giving the Board of Directors notice of these proposals in accordance with the regulations now imposed through the Bylaws, in responding to attempts by Management to keep certain proposals and nominations out of the Company's own proxy statement, and in planning and preparing these proxy solicitation materials. FAIC estimates that the entire cost of this solicitation will be at least $___. The actual cost to FAIC will depend in part on whether and how aggressively Management chooses to have the Company engage in counter-solicitations over and above its normal proxy-related efforts.

SHAREHOLDER PROPOSALS FOR 2008: SEC regulations require FAIC to inform shareholders of the applicable dates by which shareholders may make proposals for consideration at next year's Annual Meeting of Shareholders.

(a) In order for a shareholder proposal to be included in the proxy statement paid for and distributed by the Company for the 2008 Annual Meeting, such proposals must be received by the Company no later than December __, 2007. The Company states that proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605. Any such proposal will be subject to Rule 14a-8 of the rules and regulations promulgated by the SEC.

(b) According to the Company's recently filed preliminary proxy statement, "If a shareholder wishes to submit a proposal to the 2008 Annual Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by the Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the Company is not notified of such proposal by April [ ], 2008."

(c) Notwithstanding the Company's advice quoted in (b) above, the Bylaws published by the Company state that any proposal to be submitted by a shareholder at an Annual Meeting must first be submitted to the Clerk of the Company and "must be received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the date of the Company's proxy statement which was released to shareholders in connection with the previous year's annual meeting of shareholders." The Bylaws also impose content requirements for such a notice.

(d) In the case of shareholder nominations of director candidates, the Bylaws published by the Company contain a different advance notice requirement. In order to be considered timely, "a shareholder's notice [of a nomination] must be delivered to or received by the Clerk not later than the following dates: (i) with respect to an election of Directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of Directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 8, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended." The Bylaws also impose content requirements for such a notice.


APPENDIX B

COMPARATIVE FINANCIAL DATA

Union Trust Company vs. Four Leading Competitors in Our Market

FDIC		Current
Institution / Parameter	Certificate	Branches	2006	2005	2004	2003	2002	2001

Union Trust Company	9	13
Average assets			$540,518	$512,705	$463,404	$403,766	$363,999	$343,032
Net interest margin			3.12%	3.46%	3.80%	3.93%	4.32%	4.28%
Noninterest expense			$15,448	$15,013	$14,642	$13,862	$13,177	$12,470
Net income			$4,093	$4,889	$4,970	$3,914	$4,401	$3,733
Return on equity			11.21%	14.30%	14.33%	11.96%	15.15%	14.67%
Efficiency ratio			73.30%	69.59%	67.90%	69.98%	66.82%	69.82%
Total employees - FTE			160	164	173	162	162	154
Average compensation			$56,200	$53,982	$50,636	$49,796	$44,512	$41,175
Bar Harbor Bank & Trust	11971	12
Average assets			$791,915	$693,602	$636,801	$555,960	$513,919	$461,630
Net interest margin			2.94%	3.40%	3.46%	3.72%	4.08%	4.27%
Noninterest expense			18,024	18,599	18,416	15,115	14,221	13,344
Net income			$7,355	$6,866	$6,060	$6,548	$6,115	$4,702
Return on equity			12.38%	11.96%	11.67%	14.20%	13.42%	10.65%
Efficiency ratio			64.55%	66.91%	69.41%	64.24%	60.78%	59.79%
Salaries & employee benefits			$8,435	$8,900	$8,599	$7,443	$7,319	$6,501
Average compensation			$55,131	$59,732	$61,421	$55,962	$53,423	$48,515
The Camden National Bank	4255	28
Average assets			$1,720,040	$1,091,365	$959,061	$878,120	$773,177	$695,532
Net interest margin			3.45%	3.62%	3.67%	3.91%	4.39%	4.54%
Noninterest expense			30,195	17,457	16,624	15,463	16,934	16,135
Net income			$20,988	$15,081	$13,799	$14,739	$14,028	$12,780
Return on equity			17.19%	19.15%	18.65%	20.84%	21.69%	21.16%
Efficiency ratio			46.67%	41.40%	43.56%	41.05%	42.69%	43.27%
Salaries & employee benefits			$8,573	$5,391	$4,897	$4,844	$4,762	$4,799
Average compensation			$48,163	$51,837	$48,010	$50,989	$48,101	$47,049
The First, N. A.	4256	14
Average assets			$1,049,508	$884,905	$602,765	$528,084	$466,725	$413,590
Net interest margin			3.12%	3.85%	3.81%	3.60%	3.95%	3.90%
Noninterest expense			22,267	22,404	13,269	11,527	11,439	9,901
Net income			$12,379	$12,869	$8,528	$7,430	$6,535	$5,484
Return on equity			16.17%	19.12%	17.85%	17.20%	17.20%	16.21%
Efficiency ratio			53.79%	54.53%	50.81%	50.48%	52.00%	52.66%
Salaries & employee benefits			$10,826	$11,099	$7,071	$6,017	$5,766	$4,903
Average compensation			$53,330	$52,354	$52,378	$45,931	$44,698	$38,913
Merrill Merchants Bank	33704	11
Average assets			$432,076	$389,685	$354,418	$317,791	$285,509	$254,281
Net interest margin			4.20%	4.26%	4.10%	4.07%	4.48%	4.46%
Noninterest expense			12,752	11,945	10,964	10,539	10,090	9,204
Net income			$6,328	$5,798	$4,874	$4,330	$3,787	$3,075
Return on equity			18.81%	18.87%	17.46%	17.62%	17.86%	16.16%
Efficiency ratio			56.32%	56.73%	58.79%	60.09%	62.40%	64.55%
Salaries & employee benefits			$7,468	$6,835	$6,310	$5,887	$5,414	$4,860
Average compensation			$51,861	$49,891	$49,297	$48,254	$45,496	$44,182
Notes :	RED figues indicate the worst and GREEN figures the best performance for each year
Source :	www2.fdic.gov/idasp/main.asp (use the bank's FDIC Certificate number to pull up data)


APPENDIX C

CERTAIN CORRESPONDENCE WITH THE COMPANY
AND THE SEC CONCERNING THESE PROPOSALS

F i n a n c i a l A n a l y t i c s I n v e s t m e n t C o r p o r a t i o n
P o s t O f f i c e B o x 6 1 1
D o v e r , D e l a w a r e 1 9 9 0 3

By Federal Express	December 15, 2006

Ms. Sally J. Hutchins, Clerk	and	Mr. Peter A. Blyberg, President
Union Bankshares Company	Union Bankshares Company
66 Main Street	66 Main Street
Ellsworth, Maine 04605	Ellsworth, Maine 04605

Dear Ms. Hutchins and Mr. Blyberg:

Pursuant to SEC Rule 14a-8, Financial Analytics Investment Corporation hereby submits a proposal with accompanying supporting statement as set forth in the enclosed Exhibit A for inclusion in the proxy statement and proxy card of Union Bankshares Company for our 2007 Annual Meeting of Shareholders. Pursuant to the Bylaws as recently amended by the Board of Directors, please also consider this letter as notice under Article IV, Section 7(a) of business that our Company desires to be brought before the Annual Meeting.

Financial Analytics for many years has been a shareholder of Union Bankshares Company, first of record and more recently through its broker, E*Trade Financial. Enclosed is a letter from our broker confirming that Financial Analytics has continuously owned 9,500 shares of Union Bankshares Company common stock for the past twelve months. Such shares have a current market value well in excess of $2,000. As President of Financial Analytics, I hereby confirm that this shareholder intends to continue to hold these securities through the date of the 2007 Annual Meeting.

Financial Analytics has no material interest in this proposed matter for shareholder action, other than through its interest as a shareholder of Union Bankshares Company.

You will also be receiving correspondence from Lutece Corporation regarding other matters for shareholder action. For your information, Lutece and Financial Analytics are owned by different sets of stockholders and each is, and for many years has been, a separate and distinct owner of Union Bankshares Company common stock.

Very truly yours,

/s/ Michael Jennings

Michael V. Jennings
President

MVJ:vlo

Enclosures : Exhibit A and E*Trade Financial letter


_ _ _ _ _

Exhibit A

Financial Analytics Investment Corporation, Post Office Box 611, Dover, Delaware 19903, the beneficial owner of 18,600 shares, has submitted the following proposal for consideration at this annual meeting :

Directors and Officers Stock Ownership and Compensation

RESOLVED: To amend the Amended and Restated Bylaws of the Company as follows ( changes in italics ) :

(i) revising the fourth sentence of Bylaw Article V, Section 2, to read as follows :

"No person shall be eligible to serve or remain as a director unless he or she is the actual and beneficial owner of capital stock of the Company having a current market value of at least two times his or her highest director's compensation received for any calendar year ("Qualifying Shares")."

(ii) adding the following sentence at the end of Bylaw Article V, Section 4 :

"Sixty percent ( 60% ) of all Director compensation, including all annual compensation of the Chairman of the Board, shall be paid in the form of restricted capital stock of the Company that cannot be sold while a Director."

and (iii) adding the following as Bylaw Article VIII, Section 14 :

Officer Stock Ownership. The Chairman of the Board, President and each Vice President, within ten years of assuming such offices, must be the actual and beneficial owner of capital stock of the Company having a current market value of at least five, three and two times, respectively, his or her highest annual cash compensation received for any calendar year. One half of this requirement must be satisfied by the end of his or her fifth year in office.

Supporting Statement

It is desirable that Directors and Officers have significant investments in Company stock to further align their long-term interests with those of the shareholders. Currently, Directors of the Company need only hold $5,000 of Qualifying Shares. This proposal increases that threshold based upon the level of compensation received. Currently, annual retainers to Directors are paid 50% in stock. This proposal reaches all Director compensation and increases the stock portion to 60%. Currently, stock that Directors receive as compensation may be sold immediately. This proposal requires them to hold these compensatory shares for so long as they remain in office as a Director. Currently, the Company has no policy requiring executive officers to own shares. This proposal would establish meaningful minimum standards.

Many, if not most, public corporations today recognize the importance of encouraging Directors and Officers to have a personal economic stake in the future success of their enterprise. When Directors and Officers make significant out-of-pocket investments in company stock, they have an increased economic incentive to promote long-term growth and profitability. This aligns their interests with the interests of all shareholders. Through stock compensation and stock ownership targets, Union Bankshares can seek to achieve these same worthy objectives.

By adopting these modest revisions to the Bylaws, shareholders will encourage Directors and Officers to share in the Company's future. We firmly believe that doing so will, over the long run, promote the best interests of the shareholders of this institution.

WE URGE YOU TO MARK YOUR PROXY CARD "FOR" ADOPTION OF THIS SET OF AMENDMENTS TO THE BYLAWS

_ _ _ _ _

E*TRADE
Financial

December 15, 2006

Mr. Michael V. Jennings, President
Financial Analytics Investment Corporation
Post Office Box 611
Dover, Delaware 19903

Dear Mr. Jennings :

This letter will confirm that as of this date your company (E*TRADE account number 57656086) owns 18,600 shares of Union Bankshares Company common stock that is registered in the street name of Cede & Co. Additionally, 9,500 of these shares have been in your account for more than one year.

Sincerely,
/s/ Paul Chen
Paul Chen
Senior Manager, Operations

E*TRADE FINANCIAL
135 East 57th Street
New York, NY 10022

LUTECE CORPORATION

By Federal Express	December 15, 2006

Ms. Sally J. Hutchins, Clerk	and	Mr. Peter A. Blyberg, President
Union Bankshares Company	Union Bankshares Company
66 Main Street	66 Main Street
Ellsworth, Maine 04605	Ellsworth, Maine 04605

Dear Ms. Hutchins and Mr. Blyberg :

Pursuant to SEC Rule 14a-8, Lutece Corporation hereby submits a proposal with accompanying supporting statement as set forth in the enclosed Exhibit 1 for inclusion in the proxy statement and proxy card of Union Bankshares Company for our 2007 Annual Meeting of Shareholders. Pursuant to the Bylaws as recently amended by the Board of Directors, please also consider this letter as notice under Article IV, Section 7(a) of business that our Company desires to be brought before the Annual Meeting.

Lutece for many years has been a shareholder of Union Bankshares Company, first of record and more recently through its broker, E*Trade Financial. Enclosed is a letter from our broker confirming that Lutece has continuously owned 1,676 shares of Union Bankshares Company common stock for the past twelve months. Such shares have a current market value well in excess of $2,000. As Vice President of Lutece, I hereby confirm that this shareholder intends to continue to hold these securities through the date of the 2007 Annual Meeting.

In addition, please consider this letter as notice under Bylaws Article IV, Section 7(a) of two other items of business that Lutece desires to be brought before the 2007 Annual Meeting, but for which Lutece is not seeking mandatory inclusion in the issuer's proxy materials pursuant to SEC Rule 14a-8. These two other items of business are described in the enclosed Exhibits 2 and 3. Briefly, Lutece believes : (i) that the executive and employee compensation arrangements that the Board and the President have implemented over the past few years have been grossly inappropriate to the financial position and performance of Union Bankshares Company and that the President's role in shaping such arrangements would appear to constitute gross negligence in the performance of his duties, if not a breach of fiduciary duty to his own personal pecuniary benefit; and (ii) that the Board of Directors should move expeditiously to find a replacement for Mr. Blyberg.

Lutece has no material interest in these three matters for shareholder action, other than through its interest as a shareholder of Union Bankshares Company.

Very truly yours,

/s/ Chantal Jennings

Chantal P. Jennings
Vice President

CPJ:vlo
Enclosures : Exhibit 1, E*Trade Financial Letter, Exhibit 2 and Exhibit 3

Exhibit 1

Lutece Corporation, Ten Potomac Court, Alexandria, Virginia 22314, the beneficial owner of 1,676 shares, has submitted the following proposal for consideration at this annual meeting :

Election of Directors by Majority of Votes Cast

RESOLVED:

That the shareholders hereby state their support in principle for an amendment of the Company's Articles of Incorporation to provide that director nominees must be elected or re-elected by the affirmative vote of the majority of votes cast at an annual or special shareholder meeting; and that the shareholders hereby urge the Board of Directors to develop and present to the shareholders a proposed amendment to the Articles of Incorporation that, in the case of uncontested elections, provides for the election or re-election of directors by a majority of votes cast rather than by a simple plurality of votes cast.

Supporting Statement

A growing number of corporate governance experts, and a growing number of public corporations, have endorsed the concept that directors should be elected by a majority of votes cast rather than ( as is now the case with Union Bankshares Company ) by a simple plurality of votes cast where a single yes vote is sufficient. Majority voting in director elections is standard practice in the United Kingdom, Germany and other European nations. See Majority Voting in Director Elections : from the Symbolic to the Democratic, a report by the ISS Institute for Corporate Governance (2005) at http://www.issproxy.com/pdf/MVwhitepaper.pdf.

The overwhelming percentage of director elections in the United States are uncontested. Under "plurality election" of directors, a particular candidate can be elected to the board even if a majority of shareholders present at a meeting refuse to vote in favor of that candidate. In that case, withholding votes is an empty gesture and does not affect the outcome of the election. Conversely, under "majority election" of directors, a candidate who fails to obtain a full majority of the votes cast is deemed not elected or re-elected.

For Delaware corporations, shareholders generally have the power to amend the bylaws to require majority voting for directors. Maine law differs from Delaware law in this respect. Under Maine law, a bylaw amendment is generally not sufficient to invoke majority voting; instead, such a provision must appear in the articles of incorporation and therefore must have approval both from the shareholders and from the board. Union Bankshares is a Maine corporation, and thus implementation of a majority voting procedure would require cooperation and support from our Board of Directors.

Majority election procedures vary from corporation to corporation. By supporting this proposal, shareholders can encourage our Company's Board to : (a) craft a provision that is suitable and appropriate for Union Bankshares; and (b) submit to the shareholders for approval the Board's proposed amendment to the Articles of Incorporation.

WE URGE YOU TO MARK YOUR PROXY CARD "FOR" ADOPTION OF THIS PROPOSAL FOR ELECTION OF DIRECTORS BY MAJORITY OF VOTES CAST


_ _ _ _ _

Exhibit 2

Removal of Director

RESOLVED:	To remove Peter A. Blyberg as a Director, for cause.

_ _ _ _ _

Exhibit 3

Report on Management Succession

RESOLVED:

In the event that Company by August 15, 2007 has not otherwise publicly announced a plan of succession for the position of President and Chief Executive Officer of Union Trust Company, by naming an anticipated or potential successor, then the shareholders hereby urge the Board of Directors by September 30, 2007 to mail to each shareholder of record a written report signed by all Directors detailing the actions taken by the Board prior to such date to develop such a plan and to locate such a successor.

_ _ _ _ _

E*TRADE
Financial

December 15, 2006

Ms. Chantal P. Jennings, Vice President
Lutece Corporation
Post Office Box 611
Dover, Delaware 19903

Dear Mrs. Jennings :

This letter will confirm that as of this date your company (E*TRADE account number 57200281) owns 1,676 shares of Union Bankshares Company common stock that is registered in the street name of Cede & Co. All of these shares have been in your account for more than one year.

Sincerely,
/s/ Paul Chen
Paul Chen
Senior Manager, Operations

E*TRADE FINANCIAL
135 East 57th Street
New York, NY 10022


N O T I C E

By Express Mail

To	:	Sally J. Hutchins, Clerk
Union Bankshares Company
Post Office Box 479
Ellsworth, Maine 04605

From	:	Michael V. Jennings, President
Financial Analytics Investment Corporation
Post Office Box 611
Dover, Delaware 19903-0611

Subject	:	Director nominations

Date	:	February 14 , 2007

Our Company would like to nominate two individuals for election as Directors of the Union Bankshares Company. Accordingly, I have enclosed with this Notice the following items :

Director Nomination Information on Andrew J. Pease;

Consent of Andrew J. Pease;

Director Nomination Information on Michael V. Jennings; and

Consent of Michael V. Jennings

Relevant information on our Company is as follows :

Name and address of shareholder
submitting the nominations		: Michael V. Jennings, President
Financial Analytics Investment Corporation
Post Office Box 611
Dover, Delaware 19903

Number of shares owned of record		: 18,600

Dates shares were acquired		: all on or before 31 December 2001

Description of all arrangements or understandings between this shareholder and the nominee and any other person pursuant to which the nominations are to be made by the shareholder :

None

Identification of any person employed, retained or to be compensated by this shareholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to shareholders for the purpose of assisting in the election of such Director :

None


Director Nomination Information

Name	:	Andrew J. Pease

Age	:	69

Business address	:	none

Residence address	:	18 Bridges Point Lane
Brooklin, Maine 04616

Mailing address	:	Post Office Box 80
Brooklin, Maine 04616

Principal occupation	:	retired

Securities and Exchange Commission required proxy statement information :

Material pending litigation : none

Family relationship with any Union Bankshares executive officer, director or other nominee : none

Principal occupation and employment during the past 5 years :

Senior Vice President and Chief Financial Officer
Webber Energy Fuels
2002 - 2004

Director of any public companies : none

Legal or administrative proceedings during the past five years : none

Transactions between the nominee or his immediate family members and Union Bankshares since January 1, 2006 with a dollar amount exceeding $120,000 : none


C O N S E N T

To	:	Sally J. Hutchins, Clerk
Union Bankshares Company
Post Office Box 479
Ellsworth, Maine 04605

From	:	Andrew J. Pease

Date	:	February 13, 2007

This document will serve to formally confirm that I am willing to serve as a director of the Union Bankshares Company, if elected.

Andrew J. Pease

/s/ Andrew J. Pease


Director Nomination Information

Name	:	Michael V. Jennings

Age	:	62

Business address	:	103 Foulk Road, Suite 200
Wilmington, Delaware 19803

Residence address	:	Ten Potomac Court
Alexandria, Virginia 22314

Principal occupation	:	financial consultant and investment manager

Securities and Exchange Commission required proxy statement information :

Material pending litigation : none

Family relationship with any Union Bankshares executive officer, director or other nominee : none

Principal occupation and employment during the past 5 years :

President
Financial Analytics Corporation and subsidiaries
2002 - 2007

Director of any public companies : none

Legal or administrative proceedings during the past five years : none

Transactions between the nominee or his immediate family members and Union Bankshares since January 1, 2006 with a dollar amount exceeding $120,000 : none


C O N S E N T

To	:	Sally J. Hutchins, Clerk
Union Bankshares Company
Post Office Box 479
Ellsworth, Maine 04605

From	:	Michael V. Jennings

Date	:	February 13 , 2007

This document will serve to formally confirm that I am willing to serve as a director of the Union Bankshares Company, if elected.

Michael V. Jennings

/s/ Michael Jennings


UNION
BANKSHARES
COMPANY

March 13, 2007

Via U.S. Postal Service Express Mail

Mr. Michael V. Jennings
President
Financial Analytics Investment Corporation
P.O. Box 611
Dover, DE 19903

Dear Mr. Jennings:

      On February 20, 2007, Union Bankshares Company (the "Company") received your letter dated February 14, 2007 in which Financial Analytics Investment Corporation seeks to nominate two individuals for election to the Board of Directors at the Company's 2007 Annual Meeting of Shareholders.

      I am writing to inform you that the Corporate Governance Committee of the Board of Directors has reviewed your letter and that, based upon information available to it, has determined that your letter does not constitute timely notice in writing of the nomination, as required by Article IV, Section 8(b) of the Company's Bylaws. As the attempted nomination did not satisfy this provision of the Company's Bylaws, the Corporate Governance Committee will not present your name or that of Mr. Andrew J. Pease as nominees for consideration to the Board of Directors and the Board of Directors will not consider you or Mr. Pease as nominees for election to the Board of Directors.

Sincerely yours,

/s/ Sally Hutchins

Sally J. Hutchins
Senior Vice President, Clerk


F i n a n c i a l A n a l y t i c s I n v e s t m e n t C o r p o r a t i o n
P o s t O f f i c e B o x 6 1 1
D o v e r , D e l a w a r e 1 9 9 0 3

March 28, 2007

By Express Mail

Members of the Corporate Governance Committee
c/o Sally J. Hutchins, Clerk
Union Bankshares Company
Post Office Box 479
Ellsworth, Maine 04605

Re: Pending Shareholder Nominations for 2007 Annual Meeting

Ladies and Gentlemen:

I have received a recent letter from Ms. Hutchins informing me that the Corporate Governance Committee, "based upon information available to it," determined that my February 14 letter did not give timely notice of nomination of two proposed Board candidates. I respectfully ask the Committee to revoke this determination, after giving due consideration to the following:

1. In 2005 the Board of Directors adopted a new provision regulating when and how shareholders can nominate candidates for election as a director. Article IV, Section 8(b) of the Bylaws states as follows:

"To be timely, a shareholder's notice [of a nomination] must be delivered to or received by the Clerk not later than the following dates: (i) with respect to an election of Directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting."

To my knowledge, the Company has not yet publicly announced (nor does Ms. Hutchins' letter reveal) the date of the 2007 annual meeting of shareholders. If the Board has decided to hold the meeting on May 18 or later, then notice is timely if "delivered to or received by" the Clerk by February 17. If the Board has decided to hold the meeting on May 17 or earlier, then notice is timely if "delivered to or received by" the Clerk by March 18. February 17 and March 18 happen to fall on a Saturday and Sunday, respectively.

2. Ms. Hutchins states that the Company did not receive my letter until Tuesday, February 20. Since the earliest possible notification deadline would be Saturday, February 17, and since Monday, February 19 was a holiday (Presidents' Day), there is no dispute but that the letter was in hand by the very first business day after Saturday, February 17.

Through no fault of the shareholders, Section 8(b) itself does not attempt to define the phrase "received by" the Clerk. I grant that it is possible for Committee members to adopt the most anti-proponent interpretation possible - that the Clerk must have actually seen and opened the notice in order for it to be "received by the Clerk." Such a reading is contrary to normal commercial practice. If the Company's deadline for filing its Form 10-K happens to fall on a Saturday, SEC rules state that the Company has until the next business day to make the filing. If April 15 happens to fall on Patriot's Day, IRS rules state that the taxpayer has until the next business day to file his tax return. (If a Union Trust Company loan payment date happened to fall on Sunday, February 18, would the borrower be charged for two days' interest if her installment payment check was not cashed until the Bank opened for business on Tuesday morning, February 20?)

3. The Section 8(b) deadline that the Board has imposed on shareholders is met if notice is either timely "delivered to or received by" the Clerk. Again, Section 8(b) itself does not attempt to define the phrase "delivered to" the


Clerk. When the shoe is on the other foot, however, the Bylaws are quite clear that notice by the Company to the shareholders (such as notice of an annual meeting) "shall be deemed to be delivered when deposited in the United States mail with required postage, addressed to the shareholder at his or her address as it appears in the records of the Company." Notice to a director in connection with a meeting is similarly "deemed to be delivered when deposited in the United States mail, properly addressed, with postage prepaid." It seems arbitrary, at best, for Committee members to take the position that "delivered to" the Clerk means the exact same thing as "received by" the Clerk, and that "received by" the Clerk means that she must have actually seen and opened the notice.

4. As the envelope and other records will indicate, my letter was postmarked (Express Mail) on Thursday, February 15 and arrived in the Company's post office box early on Saturday, February 17.

5. I note that the Bylaws don't actually delegate to the Corporate Governance Committee the authority to interpret Section 8(b). Article IV, Section 8(a) states that "No nominations for Directors except those made by the Board of Directors or [the Corporate Governance Committee] shall be voted upon at the annual meeting of shareholders unless other nominations by shareholders are made in accordance with the provisions of this Section 8." (The Bylaws seem to contemplate that the Chairman of the Board or the President will determine if a nomination was timely made. Article IV, Section 6 indicates that "The Chairman of the Board or the President shall preside at all meetings of the shareholders." And Article IV, Section 8(d) states that "The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof, and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.") Nonetheless, in that the Corporate Governance Committee is a committee of independent directors vested with authority to consider sensitive matters of corporate governance, I would ask the Committee to reconsider its initial determination and notify me as soon as possible whether, in all fairness and good faith, it construes the above-described facts as constituting timely and sufficient notice to the Company under Section 8(b).

Respectfully submitted,
FINANCIAL ANALYTICS INVESTMENT
CORPORATION

	By:	/s/ Michael V. Jennings

Michael V. Jennings, President

cc:	Mr. Peter A. Blyberg
Sandra H. Collier, Esq.
Richard A. Schaberg, Esq.


Financial Analytics Investment Corporation

P o s t O f f i c e B o x 6 1 1
D o v e r , D e l a w a r e 1 9 9 0 3

April 2, 2007

By Federal Express

U. S. Securities and Exchange Commission
Division of Corporate Finance
Office of Chief Counsel
100 F Street, Northeast
Washington, District of Columbia 20549

Re: Union Bankshares Company - SEC File No. 0-12958

Ladies and Gentlemen:

The undersigned is a shareholder of Union Bankshares Company, a Maine corporation (the "Company"). By letter dated February 14, 2007, the undersigned gave notice to the Company's Board of Directors of its intention to nominate two candidates for election at the 2007 Annual Meeting of Shareholders. At the time, the Board consisted of 12 members, and the Bylaws of the Company (as most recently filed by the Company with the Commission on May 16, 2005) provided for a Board consisting of 15 members.

On March 28, 2007, the Company filed a "Current" Report on Form 8-K, announcing that its Board had amended the Bylaws on October 19, 2005 to reduce the size of the Board to 14 members, and then had amended the Bylaws, yet again, on April 19, 2006 to reduce the size of the Board to 12 members. A copy of the twice-amended Bylaws appears as an exhibit to the March 28, 2007 filing.

In addition to having taken more than 17 months and 11 months, respectively, to file Form 8-K reports that are due within four business days after any amendment of the Bylaws, the Company by its tardy disclosure has significantly altered the implications of the intended Board nominations described in the undersigned's February 14, 2007 letter.

If (in reliance on the public record existing at February 14, 2007) the permitted size of the Board is 15 members, and if only 12 directors are then in office, then election of two additional share-holder nominees could be accomplished without displacing any existing directors. But if the Bylaws instead provide that the Board is limited to just 12 directors, then election of two shareholder nominees can only occur if :

(i) two candidates supported by Company management ( presumably, two existing Board members) are displaced; or

(ii)

the shareholders simultaneously act ( as would be permissible under Maine law but for the advance notice provisions described below) to increase the maximum size of the Board by at least two additional positions.


The Board in 2005 amended the Company's Bylaws so as to regulate whether and how a shareholder may submit a proposal at an Annual Meeting of Shareholders. The Bylaws now require 120 days' advance notice of shareholder proposals and up to 90 days' advance notice of director nominations. By the time of the recent Form 8-K filing, therefore, it was far too late for the undersigned to tie its nomination proposal to a proposed increase in the size of the Board.

The Company's late filing last week comes on the heels of last year's "Current" Report on Form 8-K filed on June 16, 2006, which belatedly (after more than a dozen years) announced that the Company's subsidiary bank had entered into deferred compensation agreements with its executive officers (including the man who now is its President and Chief Executive Officer) on August 12, 1993 and had then materially amended these agreements on December 23, 1999.

It is unclear to me what remedy, if any, is available under these circumstances, but I thought it would be worthwhile to alert the Staff to the practical implications of the Company's most recent failure to make accurate and timely disclosures to public shareholders. I would appreciate any assistance you could provide.

Respectfully submitted,

/s/ Michael V. Jennings

Michael V. Jennings
President

cc:	Richard A. Schaberg, Esquire (Company counsel)
Sandra H. Collier, Esquire, Chairman
Peter A. Blyberg, President
Sally J. Hutchins, Clerk


THACHER	Thacher Proffitt & Wood LLP
PROFFITT	1700 Pennsylvania Avenue, NW
Suite 800
Washington, DC 20006
202.347.8400
Fax: 202.626.1930
www.tpwlaw.com

March 15, 2007

Via Federal Express

Ms. Chantal P. Jennings
Vice President
Lutece Corporation
Ten Potomac Court
Alexandria, VA 22314

Re:	Proposal Submitted for Inclusion in the Proxy Statement and Proxy
Card of Union Bankshares Company for the 2007 Annual Meeting
of Shareholders

Dear Ms. Jennings:

      On behalf of our client, Union Bankshares Company (the "Company"), we hereby provide Lutece Corporation ("Lutece") with a copy of the Company's statement in opposition to the shareholder proposal which Lutece recently submitted to the Company for inclusion in the proxy statement and proxy card for the Company's 2007 Annual Meeting of Shareholders (the "Annual Meeting"). The Company intends to include the statement in opposition in its proxy statement for the Annual Meeting, setting forth the reasons the Company believes that the Company's shareholders should vote against Lutece's shareholder proposal, as permitted by Rule 14a-8(m) of the Securities and Exchange Commission (the "SEC"). As required by SEC Rule 14a-8(m), we are providing this copy of the statement in opposition not later than 30 calendar days prior to the date the Company anticipates filing its definitive proxy statement and form of proxy with the SEC, April 16, 2007.

      As reflected by the Company's statement in opposition, the Company's Board of Directors, on February 14, 2007, approved and adopted a proposed amendment to the Company's Articles of Incorporation providing for the election of directors by a majority of votes cast. This proposed amendment will be included in the Company's proxy statement and proxy card as Proposal 3 to be submitted to the shareholders of the Company for approval at the Annual Meeting. The Company believes that Lutece's shareholder proposal, which asks shareholders to "urge the Board of Directors to develop and present to the shareholders a proposed amendment to the Articles of Incorporation that, in the case of uncontested elections, provides for the election or re-election of directors by a majority of votes cast rather than by a simple plurality of votes cast," is unnecessary in light of the Board of Director's proposed amendment.

The Board of Directors' proposed amendment reads as follows:

Directors shall be elected by the affirmative vote of a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Directors shall be elected at the annual meeting of shareholders and each director elected shall serve until his or her term expires and until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal from office. An incumbent nominee for director who fails to receive the shareholder vote required by this Article shall resign no later than 90 calendar days after the date of the annual meeting of shareholders at which such election was held.


      Because the Board of Directors has already approve and adopted the above proposed amendment and will present the proposed amendment to the Company's shareholders for approval at the Annual Meeting, adoption of a shareholder statement of support in principal for such an amendment is unnecessary. Therefore, the Company hereby requests that Lutece withdraw its shareholder proposal. If withdrawn, the shareholder proposal, and the Company's related statement in opposition, would not be included in the Company's proxy statement and proxy card. The Company's proxy statement and proxy card will include the Board of Director's proposed amendment to the Company's Articles of Incorporation, whether the shareholder proposal is withdrawn or not.

Very truly yours,

/s/ Richard A. Schaberg

Richard A. Schaberg

Enclosures

cc:	Peter A. Blyberg
President and Chief Executive Officer
Union Bankshares Company

_ _ _ _

The Board of Directors unanimously recommends a vote "AGAINST" Proposal 4.

      As stated by the shareholder's supporting statement, the purpose of the shareholder statement of support in principle for an amendment of the Company's Articles of Incorporation to provide that director nominees must be elected or re-elected by the affirmative vote of the majority of votes cast is to encourage the Board to "(a) craft a provision that is suitable and appropriate for Union Bankshares; and (b) submit to shareholders for approval the Board's proposed amendment to the Articles of Incorporation." As reflected by management's Proposal 3, above, the Board of Directors, on February 14, 2007, approved and adopted a proposed amendment to the Company's Articles of Incorporation providing for the election of directors by a majority of votes cast. As explained above, the Board believes the proposed amendment to be suitable and appropriate for the Company. And, having included the proposed amendment in this Proxy Statement as Proposal 3 submitted to the shareholders of the Company for approval, the Board has already taken all actions requested by the shareholder.

      We note that the shareholder requested "an amendment of the Company's Articles of Incorporation to provide that director nominees must be elected or re-elected by the affirmative vote of the majority of votes cast at an annual or special shareholder meeting" (emphasis added), while the amendment proposed by the Board provides for election of directors only at the annual meeting of shareholders. The Board's proposed amendment provides for election only at the annual meeting of shareholders because Section 803 of the Maine Business Corporation Act provides that "Directors are elected at the first annual shareholders' meeting and at each annual meeting thereafter."

      Because the Company's Board has already taken all actions not in violation of applicable law requested by the shareholder, approval of the shareholder's proposal and adoption of the shareholder statement of support is unnecessary and irrelevant.


LUTECE CORPORATION

By Federal Express

April 2, 2007

Richard A. Schaberg, Esquire
Thacher Proffitt & Wood, LLP
1700 Pennsylvania Avenue, Northwest, Suite 800
Washington, District of Columbia 20006

Dear Mr. Schaberg:

This will acknowledge receipt of your letter dated March 15, 2007. As you know, Lutece Corporation last December gave Union Bankshares Company notice of its intention to present a majority election of directors proposal at the 2007 Annual Meeting of Shareholders.

From the context of your letter and the draft statement in opposition you enclosed, I initially was pleased that the Board of Directors had gone ahead and developed a proposed amendment to the Company's Articles of Incorporation that provides for majority election of directors. When I actually studied the language of the Board's action in this regard, however, I found that the proposal seems to fall far short of its billing. At this point, I honestly do not know whether the wording of the Board's proposed amendment may simply be a mistake.

The Board's proposal does indeed impose a requirement (in the case of uncontested elections at an Annual Meeting of Shareholders) that directors be elected by a majority of the votes "cast." And by requiring resignation by those who fail to garner a majority vote, the proposal does lay the groundwork for forced removal. What the proposal fails to do, however, is to provide that any proxies or ballots marked to withhold a vote for a director nominee will be treated as votes "cast" for purposes of determining whether a majority has or has not been achieved.

In the absence of this kind of clarification, the Board's language could be interpreted to allow withheld votes to simply not be counted as votes "cast." And if that is the case, then the amendment really changes nothing. As you know, under the current plurality voting procedure, a shareholder who marked his or her proxy or ballot to withhold a vote from the particular candidate commits a purely symbolic gesture, with no impact whatsoever on the election of that candidate.

To remedy this ambiguity in the drafting, I would respectfully suggest the Board revise the language of its proposed amendment at its upcoming April meeting along the lines of the enclosed Cisco amendment. As you will note, the language Cisco used is unambiguous : "if the votes cast for the director constitute at least a majority of the shares represented and voting at a meeting and also constitute a majority of the required quorum for the meeting."

Very truly yours

/s/ Chantal P. Jennings

Chantal P. Jennings
Vice President

CPJ:vlo
Enclosure
cc:	Sandra H. Collier, Esquire, Chairman
Peter A. Blyberg, President


Cisco Adopts Majority Vote Standard for Director Elections

SAN JOSE, Calif., March 22, 2007 - Cisco today announced that its board of directors has amended the company's bylaws to adopt a majority vote standard for the election of directors in uncontested elections, as permitted by recent changes to California law.

"Cisco continually reviews and looks for ways to evolve its corporate governance practices, and we believe a majority vote standard is simply good governance," said John Chambers, Chairman and CEO, Cisco. "Amending our bylaws to incorporate a majority vote standard is a further example of Cisco's commitment to drive director accountability for its shareholders."

Under the new majority vote standard, in an uncontested election, a director will be elected to the board if the votes cast for the director constitute at least a majority of the shares represented and voting at a meeting and also constitute a majority of the required quorum for the meeting. If a director does not receive the required vote, he or she is required to offer to tender resignation to the Nomination and Governance Committee. His or her term will end upon acceptance of the resignation, or on the date that is the earlier of 90 days after the date the results of the Board election are determined, or on the date the director's seat has been filled by the Board in accordance with California law. Within 90 days the Board shall publicly disclose its decisions with respect to the implementation of the provisions of California law. In the case of contested elections, directors will continue to be elected by a plurality vote.


THACHER	Thacher Proffitt & Wood LLP
PROFFITT	1700 Pennsylvania Avenue, NW
Suite 800
Washington, DC 20006
202.347.8400
Fax: 202.626.1930
www.tpwlaw.com

April 5, 2007

Via Federal Express

Ms. Chantal P. Jennings
Vice President
Lutece Corporation
Ten Potomac Court
Alexandria, VA 22314

Re:	Proposal Submitted for Inclusion in the Proxy Statement and Proxy
Card of Union Bankshares Company for the 2007 Annual Meeting
of Shareholders

Dear Ms. Jennings:

      We are in receipt of your letter dated April 2, 2007 regarding the shareholder proposal which Lutece Corporation ("Lutece") submitted to Union Bankshares Company (the "Company") and the proposed amendment to the Company's Articles of Incorporation, approved and adopted by the Company's Board of Directors, providing for the election of directors by a majority of votes cast (the "Proposed Amendment"). Your letter claims that the Proposed Amendment fails "to provide that any proxies or ballots marked to withhold a vote for a director nominee will be treated as votes 'cast' for purposes of determining whether a majority has or has not been achieved." This statement evidences a basic misunderstanding of the effect of the Proposed Amendment and the function of a "withhold" vote.

      In general, there are four possible responses to proposals submitted to shareholders for a vote: "for," "against or withheld," "abstain" and broker non-votes, as reflected in the Securities and Exchange Commission's (the "SEC") Form 10-K, Item 4(c) and the SEC's Form 10-Q, Item 4(c). Should the Proposed Amendment be approved by the Company's shareholders, the Company's proxy card will provide shareholders with the opportunity to vote "for," "against" or "abstain" with respect to the election of directors.

      Under the rules and regulations of the SEC, a "withhold" vote is an alternative to a vote "against." In 1979, the SEC proposed a requirement that proxy cards provide a "for" and "against" option for each nominee. However, in response to comments received, the SEC "acknowledge[d] that an 'against' vote may have questionable legal effect and therefore could be confusing and misleading to shareholders. Accordingly, the term 'withhold authority' has been substituted 'in the rule." In addition, the SEC explained that where a vote cast "against" does have legal effect, the proxy card should "provide a means for security holders to vote against nominees in lieu of, or in addition to, providing them with a means to withhold authority to vote." [1] This position is reflected in SEC Regulation 14a-4(b)(2) and in instruction 2 thereto.

      If the Proposed Amendment is approved by the Company's shareholders, a vote "against" a nominee for election to the Company's Board of Directors will have legal effect. Specifically, a nominee will be required to

[1]

Shareholder Communications, Shareholder Participation in the Corporate Electoral Process and Corporate Governance Generally, Exchange Act Release No. 34-16356, Fed. Sec. L. Rep. (CCH) Paragraph 82,358 (Nov. 21, 1979).


receive the affirmative vote of a majority of the votes cast in order to be elected or re-elected; a vote "against" would be a vote cast, but would obviously not be an affirmative vote.

      As such, and in accordance with instruction 2 to SEC Regulation 14a-4(b)(2), if the Proposed Amendment is approved by the Company's shareholders, the Company will provide a means for shareholder to vote "against" each nominee, in lieu of providing a means for shareholders to withhold authority to vote. No "withhold" option will be provided. The Company feels that providing both a "withhold" option and an "against" option could be confusing or misleading to shareholders.

      Given the legal effect of the Proposed Amendment and the resultant change in the proxy card, which is driven by the regulations of the SEC, there is no ambiguity in the drafting of the Proposed Amendment and no revision is needed.

      The Company hereby repeats it request that Lutece withdraw its shareholder proposal, in light of the Proposed Amendment. Please let us know as soon as possible if Lutece intends to withdraw the shareholder proposal, as the Company plans finalize its proxy materials by next week.

Very truly yours,

/s/ Richard A. Schaberg

Richard A. Schaberg

Enclosures

cc:	Peter A. Blyberg
President and Chief Executive Officer
Union Bankshares Company


LUTECE CORPORATION

April 9, 2007

By facsimile transmission to 202.626.1930 and U.S. Mail

Richard A. Schaberg, Esquire
Thacher Proffitt & Wood, LLP
1700 Pennsylvania Avenue, Northwest, Suite 800
Washington, District of Columbia 20006

Re: Union Bankshares Company ( the "Company") - Majority Election Amendment

Dear Mr. Schaberg:

Thank you for your letter dated April 5, 2007.

I am satisfied that you have considered the potential ambiguity cited in my letter of April 2, and I appreciate your detailed explanation of the intended mechanics of the proposed amendment. Regardless of applicable SEC rules, Maine law ultimately governs the effect given to instructions from a shareholder on the Company's proxy card. I am pleased to see that the Board of Directors of the Company fully intends to address this, by making clear provision for shareholders to be able to cast votes that will be tallied as votes "against" a particular director nominee.

Regarding the earlier proposal on majority election which Lutece Corporation submitted to the Board last December, Lutece consents to having the Company omit that earlier proposal from the Company's form of proxy and hereby withdraws its Rule 14a-8 request for inclusion of its proposal in the Company's proxy statement. Our consent is conditioned upon the Company's preliminary and definitive proxy statements setting forth the Board's proposed amendment (in the form set forth in your March 15 letter to me) and on the Board recommending approval of this amendment by the shareholders at the 2007 Annual Meeting.

To remedy this ambiguity in the drafting, I would respectfully suggest the Board revise the language of its proposed amendment at its upcoming April meeting along the lines of the enclosed Cisco amendment. As you will note, the language Cisco used is unambiguous : "if the votes cast for the director constitute at least a majority of the shares represented and voting at a meeting and also constitute a majority of the required quorum for the meeting."

Very truly yours

/s/ Chantal P. Jennings

Chantal P. Jennings
Vice President

CPJ:vlo

cc:	Sandra H. Collier, Esq., Chairman
Peter A. Blyberg, President
Sally J. Hutchins, Clerk


APPENDIX D

ALTERNATE FORM OF PROXY
for 2007 Annual Meeting of Shareholders
of Union Bankshares Company

(Solicited by shareholder Financial Analytics Investment Corporation)

      The undersigned hereby appoints Michael V. Jennings and Andrew J. Pease, Jr., or either of them, proxies with full power of substitution, to represent and vote all shares of Common Stock of Union Bankshares Company held by the undersigned, at the Annual Meeting of Shareholders to be in May 2007, or any adjournment thereof, hereby with-drawing all earlier-dated proxies.

1. TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS (mark one):
[ ] FOR Michael V. Jennings and Andrew J. Pease, Jr. and WITHHOLD authority as to any other nominees
or
[ ] FOR the following persons, in the order indicated:

#__ Michael V. Jennings	#__ [Blake B. Brown]
#__ Andrew J. Pease	#__ [James L. Markos, Jr.]
#__ [Paul L. Tracy]

(place numbers in blanks, to show desired order; to withhold authority, cross out that person's name)

2. SHAREHOLDER PROPOSAL: TO REMOVE MR. BLYBERG AS A DIRECTOR
[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. SHAREHOLDER PROPOSAL: TO AMEND THE BYLAWS REGARDING DIRECTOR AND OFFICER STOCK OWNERSHIP AND COMPENSATION
[ ] FOR [ ] AGAINST [ ] ABSTAIN

4. SHAREHOLDER PROPOSAL: TO REQUEST A REPORT ON MANAGEMENT SUCCESSION
[ ] FOR [ ] AGAINST [ ] ABSTAIN

5. MANAGEMENT PROPOSAL: TO ADOPT THE BOARD-ENDORSED ARTICLES AMENDMENT ON MAJORITY ELECTION OF DIRECTORS
[ ] FOR [ ] AGAINST [ ] ABSTAIN

6. MANAGEMENT PROPOSAL: TO RATIFY THE APPOINTMENT OF BERRY DUNN McNEIL & PARKER AS INDEPENDENT ACCOUNTANTS TO THE COMPANY FOR THE 2007 FISCAL YEAR
[ ] FOR [ ] AGAINST [ ] ABSTAIN

7. In their discretion, upon such other matters as may properly come before the Meeting.

      This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholder. If no direction is made, this proxy will be voted FOR election of Messrs. Jennings and Pease only (and not other nominees); FOR proposals 2, 3, and 4; FOR proposal 5; and FOR proposal 6. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Meeting.

PLEASE VOTE AND DATE THIS PROXY, SIGNING IT AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN THE PROXY AS STATED BELOW. Personal representatives, custodians, trustees, partners, corporate officers, and attorneys-in-fact should add their titles as such.

Dated: _____________________, 2007 ____________________________________ Signature _____________________________________ Signature

PLEASE MAIL YOUR COMPLETED PROXY TO: FAIC, P.O. Box 586, Portland, ME 04112 or FAX YOUR COMPLETED PROXY TO: 207-774-7499 (attention FAIC)